EXHIBIT 32.2
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the annual report of Delek Logistics Partners, LP (the “Partnership”) on Form 10-K/A for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Reuven Spiegel, Executive Vice President and Chief Financial Officer of Delek Logistics GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Reuven Spiegel
Reuven Spiegel,
Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Delek Logistics GP, LLC (the general partner of Delek Logistics Partners, LP)
Dated: September 23, 2022
A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.